U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 4 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Filtering Associates, Inc.,
                           ---------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                  7372                        33-0976892
------                                  ----                        ----------
(State or other jurisdiction  (Primary Standard Industrial     (I.R.S. Employer
of incorporation or            Classification Code Number)   Identification No.)
organization)

5109 River Ave, Suite B, Newport Beach, California                        92663
--------------------------------------------------                        -----
(Address of registrant's principal executive offices)                (Zip Code)


                                  949.645.1075
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                             Michael J. Muellerleile
                                  MC Law Group
                          4100 Newport Place, Suite 830
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
======================================= =================== =================== ======================== ===============
         Title of each class                  Amount         Proposed maximum      Proposed maximum        Amount of
            of securities                     to be           offering price           aggregate          registration
           to be registered                 Registered          per share           offering price            fee
--------------------------------------- ------------------- ------------------- ------------------------ ---------------
Common Stock, $.001 par value               3,000,000             $0.05                $150,000              $35.85
======================================= =================== =================== ======================== ===============


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                           Filtering Associates, Inc.,
                              a Nevada corporation

                        3,000,000 Shares of Common Stock

         We are offering for sale 3,000,000 shares of our common stock in a direct public offering. The purchase price is $0.05 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. If all of the shares offered by us are purchased, the proceeds to us will be $150,000. No minimum amount is required to be sold in this offering. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate six months following the effective date of this registration statement.

---------------------- -------------------- ------------------ --------------
 Title of securities    Number of offered     Offering price      Proceeds
    to be offered            shares              per share
---------------------- -------------------- ------------------ --------------
     Common Stock           3,000,000              $0.05          $150,000
---------------------- -------------------- ------------------ --------------

         See "Risk Factors" on Pages 4 to 9 for factors to be considered before investing in the shares of our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                The date of this prospectus is August 30, 2002.
                             Subject to completion.

                                TABLE OF CONTENTS

 Prospectus Summary .........................................................4
 Risk Factors................................................................4
 Forward Looking Statements..................................................9
 Use of Proceeds.............................................................9
 Determination of Offering Price............................................10
 Dilution...................................................................10
 Selling Security Holders.................................................. 11
 Plan of Distribution...................................................... 11
 Legal Proceedings..........................................................12
 Directors, Executive Officers, Promoters and Control Persons...............12
 Security Ownership of Certain Beneficial Owners and Management.............13
 Description of Securities..................................................14
 Interest of Named Experts and Counsel......................................14
 Disclosure of Commission Position on Indemnification for
 Securities Act Liabilities.................................................14
 Organization Within Last Five Years........................................15
 Description of Business....................................................15
 Management's Discussion and Analysis of Financial Condition and
 Results of Operations......................................................18
 Description of Property....................................................20
 Certain Relationships and Related Transactions.............................20
 Market for Common Equity and Related Stockholder Matters...................21
 Executive Compensation ....................................................22
 Financial Statements.......................................................22
 Changes in and Disagreements with Accountants on Accounting and
 Financial Disclosure.......................................................22
 Legal Matters..............................................................22
 Experts....................................................................22
 Additional Information.....................................................23
 Indemnification of Directors and Officers..................................23
 Other Expenses of Issuance and Distribution................................23
 Recent Sales of Unregistered Securities....................................23
 Exhibits...................................................................24
 Undertakings...............................................................24
 Signatures.................................................................26

 Outside Back Cover Page
 Dealer Prospectus Delivery Obligation
 Until ________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our Business:                      Our principal business address is 5109 River
                                   Ave, Suite B, Newport Beach, California,
                                   92663. Our telephone number (949) 645.1075.

                                   We are a development stage company and have not earned any revenues to date. We intend to be a reseller of Internet content filtering and blocking software that is produced by DF3 Technologies LLC. We have a non-exclusive reselling agreement with DF3 Technologies LLC to sell their software. Using software that we sell, objectionable websites can be blocked from being viewed on a user's computer. Our product filters Internet content to permit users to access appropriate materials without retrieving adult or objectionable content. Our filtering products enable school, business and other customers to limit access to the Internet by allowing them to block various content-based categories, such as pornography, hate speech, bomb construction, and gambling and games.

                                   We intend to sell our filtering software to business organizations, schools, libraries and private homes. We initially intend to focus our sales efforts on schools and public libraries in the geographic area of California, specifically Los Angeles and Orange County.

Our state of organization:         We were incorporated in Nevada on July 10,
                                   2001.

Number of shares being offered:    We are offering for sale 3,000,000 shares of
                                   our common stock. We will sell the shares we are registering only to those individuals who have received a copy of the prospectus.

Number of shares outstanding       1,000,000 shares of our common stock are
after the offering:                currently issued and outstanding. After the
                                   offering, 4,000,000 shares of our common stock will be issued and outstanding.

Estimated use of                   We will receive as much as $150,000 if all of
proceeds:                          the shares offered by us at $0.05 per share
                                   are purchased. We intend to use any proceeds from such sale for marketing expenses and for working capital.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks related to our business:

We have a limited operating history upon which an evaluation of our prospects can be made.

We were incorporated in July 2001. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues.

We do not have a product of our own to sell. Rather, we intend to resell software of DF3 Technologies LLC.

We do not own the filtering software we intend to sell. We have a non-exclusive agreement to resell the software of DF3 Technologies LLC without any modification performed on our part. There may be a number of other, established, resellers of DF3 Technologies, LLC's products with whom we will be competing. We do not believe that we compete with DF3 Technologies, LLC because we initially intend to focus our sales efforts on schools and public libraries in the geographic area of California, specifically Los Angeles and Orange County, whereas DF3 Technologies, LLC is focused on the enterprise market. However, if we shift our selling efforts to the enterprise market, then DF3 Technologies, LLC may not desire to renew our agreement, which will hinder our ability to generate revenues and continue operations.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.


As of June 30, 2002, our losses since inception were approximately $37,009. We have not generated any revenues to date. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.


We may not succeed in sufficiently filtering Internet content to meet our customers' expectations.

We rely upon automated filtering technology to categorize Website content. We cannot assure you that our filtering technologies will successfully block all potentially objectionable Internet content which has been tagged. In addition, our product's filtration process may be over-inclusive and block material which is not regarded by customers as objectionable. Our failure to effectively categorize and filter Internet content according to our customers' expectations will impair the growth of our business and our efforts to increase brand awareness and market share.

Our success in the Internet filtering and blocking software market is dependent on market acceptance of the product that we sell and our ability to cope with the diverse technological platforms employed within our target market.

We plan to market our software to a diverse market consisting primarily of public organizations, small businesses and residential users of the Internet. Members of this market have differing needs which may not be adequately addressed by our standard content-filtering software. As such, our future revenue growth is greatly dependent upon the success and market acceptance of the filtering software that we sell. Despite any improvements made to the product that we sell, we may still fail to gain product acceptance by members of our market for a number of reasons, including an absence of desired capabilities or content or our software's failure to be competitive with other, more comprehensive, Internet blocking software, or lack of price-competitiveness.

We face significant competition in the market of Internet filtering, and must differentiate our products from those offered by our competitors in order to maintain our operations.

The market for our products is intensely competitive and rapidly changing. Many of our competitors are larger and have more experience, better name recognition and substantially greater resources than we do. Our primary competition comes from keyword, universal resource locator and packet filtering software applications such as NetNanny, N2H2, Cybersitter. These products are competitively priced and can often be downloaded at no cost over the Internet. We also face indirect competition from operating system vendors, such as Microsoft, which has added features to newer versions of their products that provide some of the same functions offered in our products. We have only recently began operations to sell filtering software. Our competitors' products and services are better established in this market, possess greater brand recognition, and have a wider market acceptance than ours.

We are dependent on DF3 Technologies, LLC, to supply us with Internet filtering software and do not have an alternate source of Internet filtering software products.

We are a reseller of Internet filtering software and do not engage in any form of software development. We are materially dependent on DF3 Technologies, LLC, which is our only supplier of Internet filtering products. We are currently authorized to sell filtering products through a non-exclusive reseller agreement with DF3 Technologies, LLC and do not currently have an alternative supply of filtering software if our agreement is not renewed or terminated. If we are forced to obtain an alternative source of filtering products, we cannot guaranty that any proposed alternative supplier will provide an acceptable substitute to the products currently provided to us by DF3 Technologies, LLC. Furthermore, we cannot guaranty that those substitute products can be obtained under the similar terms, conditions and pricing as those supplied by DF3 Technologies.

Additionally, there may be a number of other, established, resellers of DF3 Technologies, LLC's products with whom we will be competing. We do not intend to directly compete with DF3 Technologies, LLC because we intend to focus our sales efforts on schools and public libraries in the geographic area of California, specifically Los Angeles and Orange County, whereas DF3 Technologies, LLC is focused on the enterprise market. There are no restrictions in our agreement with DF3 Technologies, LLC, restricting DF3 Technologies, LLC's ability to enter into the markets within which we intend to operate. If DF3 Technologies, LLC decides to enter the markets within which we intend to operate, we will be forced to find alternate sources of filtering software and we will be forced to either compete with DF3 Technologies, LLC or find other markets to sell filtering software. We have not identified other markets as we do not believe that DF3 Technologies, LLC intends to sell its products to schools and public libraries. In the event DF3 Technologies, LLC shifts its selling focus to schools and libraries and we are not able to compete in those markets or identify alternate markets, our ability to earn revenues and continue operations will be harmed.

As we depend on DF3 Technologies, LLC to provide us with the software we intend to sell, we do not intend to sell into the markets within which DF3 Technologies, LLC now operates. However, if we shift our selling efforts to the enterprise market, then DF3 Technologies, LLC may not desire to renew our agreement in which case we will be forced to arrange for alternate sources of filtering software. We have not yet identified any alternate sources of filtering software. In the event we are unable to arrange for alternate sources of filtering software, our ability to generate revenues and continue operations will be significantly hindered.

Our Articles of Incorporation contain provisions which are designed to discourage or prevent a change in our control and such provisions may have the affect the value of our shares of common stock.

Our Articles of Incorporation have certain provisions which may make it more difficult for a merger or takeover to occur. Specifically, our Articles of Incorporation provide for a staggered board of directors, which means that our board of directors will be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire board of directors permits, with the term of office of one class expiring each year. Such a provision is intended to discourage or prevent a takeover of the company. A staggered board makes it more difficult to take control of our board of directors all at once as terms expire at different times. Article Thirteenth of our Articles of Incorporation requires the affirmative vote of at least 2/3 of our common stock entitled to vote in order to approve certain "take-over" type transactions such as a business combination, which includes, but is not limited to, a merger or sale of substantially all or all of the company's assets. The purpose of the provision requiring the 2/3 vote is to prevent the merger of the company into another entity and a resultant change in control of the company unless at least 2/3 of the voting stock approves such a transaction. The requirement of a 2/3 vote may discourage a merger candidate from attempting to consummate a merger with us. As a result, we may lose out on merger or acquisition opportunities which could have had the effect of increasing the value of our. These provisions may also discourage a future acquisition of the company in which stockholders might receive an attractive value for their shares or that a substantial number or even a majority of the stockholders might believe to be in the best interest of our stockholders. As a result, stockholders who desire to participate in such a transaction may not have the opportunity to do so. These provisions could also discourage bids for our shares at a premium, as well as serve to create a depressive effect on the market price of the shares. Any of these factors either together or individually could reduce the value of our shares.

Our quarterly financial results may fluctuate due to factors related to the timing of our target market's fiscal year.

Operating results may vary depending on a number of factors, many of which are outside our control. Some of these factors include the ability of schools and public libraries to obtain the necessary budget to purchase our products. For example, schools typically make purchases at the beginning of its fiscal school year, in August. For this reason, quarter to quarter comparisons of operating results are not meaningful or indicative of future performance. If this happens or if negative conditions exist or are perceived to exist, the market price of our common stock would be significantly harmed.

Our officers and directors are engaged in other activities that could have conflicts of interest with us. Therefore, our officers and directors may not devote sufficient time to our affairs.

Our officers and directors have obligations to other employers, therefore, our officers and directors currently do not devote all of their time to our operations but anticipate that they will devote significantly more hours if we begin generating significant revenues. We cannot guaranty that any of our officers or directors will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If any or all of our officers or directors do not devote a sufficient amount of their business time to the management of our business, then our business may fail. Specifically, since September 1993, Natalie Hoss, our president, secretary and one of our directors, has been employed as a teacher on special assignment, senior trainer, and support provider with the Centralia School District in Buena Park, California. She currently devotes most of her business time to the Centralia School District. Mary Thompson, our treasurer and one of our directors, has been employed as a teacher at the Centralia School District in Buena Park, California since 1997. Ms. Thompson teaches elementary grade students and serves as the faculty advisor for her school's Student Council. She devotes most of her business time to Centralia School District. Centralia School District does not compete with us. Both Ms. Hoss and Ms. Thompson have agreed to devote additional time to our business when and if we are able to raise sufficient funds.

Our officers and directors have limited experience with managing a development stage enterprise which could hinder our ability to fully implement our business plan resulting in a decreased ability to earn revenues.

Our officers and directors have limited experience in managing a development stage enterprise. Moreover, our officers and directors have little to no experience in the sale of filtering software. Each potential investor must carefully consider the lack of experience of our current officers and directors before purchasing our common stock. Our management's lack of experience could hinder their ability to anticipate potential problems associated with running a development stage enterprise and, specifically, a company whose focus is marketing and selling filtering software. Our management's lack of experience could lead to miscalculations of working capital requirements, inability to form and maintain vital business relationships, inability to anticipate trends and fluctuations in the economy and prices, and an inability to anticipate consumer trends. Any of which by itself or in conjunction, could harm our ability to earn revenue. Our management's overall inability to anticipate and manage our business activities will likely hinder our ability to earn revenues and threaten our ability to continue operations.

This offering is a direct public offering and there is no minimum amount of funds which must be raised in order for us to have access to offering proceeds. We may not be able to implement our business plan if we sell an insignificant number of shares in this offering, which could hinder our ability to generate revenues and investors in this offering could lose all their investment funds.

We are a development stage company. We depend on the proceeds of this offering in order to implement our business plan. However, if we do not raise sufficient funds in this offering to fully implement our business expansion plans, we plan on conducting additional public or private offerings of our stock or making other funding arrangements such as loans or entering into strategic partnerships. We have not identified any specific alternative sources of funding other than this offering. We will have immediate access to funds raised in this offering. There is no guarantee that we will be able to sell all, or any, of the offered shares. If we sell only an insignificant number of the offered shares, we may not be able to fully implement our business plan which will harm our ability to earn revenues. Specifically, we may not realize sufficient proceeds from this offering to complete organizational and development costs, or to provide adequate cash flow for planned marketing expenses and working capital. Our inability to raise sufficient funds in this offering may significantly hinder our ability to conduct operations and generate revenues. If we are able to sell only an insignificant number of shares in this offering, investors may lose their entire cash investment as we will not return investor's funds even if we do not raise enough to fully implement our business plan. Therefore, an investor should not invest in our business unless they are in a position to lose their entire investment.

The future role of the Internet in education is uncertain. Any reduction in the use of the Internet by schools may significantly reduce the demand for the products that we sell.

The success of our services and products will depend, in large part, on the continued broad use and acceptance of the Internet as a source of information. Schools, teachers and parents may cease to consider the Internet a viable research tool due to concerns over the potential exposure of students to unsuitable material, even with filtering services such as ours, or because of inadequate development of telecommunications and networking systems. The Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or due to increased governmental regulation. Cutbacks in technology funding could also limit use of the Internet in schools. If the necessary Internet infrastructure and complementary products are not developed on a timely basis, or if school use of the Internet experiences a significant decline, we may not be successful in growing our business and our financial condition and results of operations would be seriously harmed.

If the software that we sell is found to violate the First Amendment, the demand for our Internet filtering products will decrease significantly.

Demand for our Internet filtering product may be negatively impacted if our product's filtering process is over-inclusive. For example, in the Mainstream Loudon case, a Virginia District Court held that a public library's use of Internet blocking software preventing adults from viewing materials harmful to minors is a First Amendment violation. The demand for Internet filtering software by public schools and libraries may diminish significantly if our software is found to violate First Amendment protections. If this occurs, our ability to generate revenues will be negatively impacted.

Government regulation and legal uncertainties could add additional costs to doing business on the Internet.

Currently, few laws or regulations specifically govern communications or commerce on the Internet. In the future, laws and regulations may be adopted regarding user privacy, pricing, and the characteristics and quality of products and services. For example, the Telecommunications Act of 1996 sought to prohibit transmitting various types of information and content over the Internet. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet.

We anticipate that we may need to raise additional capital to market our products and services. Our failure to raise additional capital will significantly affect our ability to fund our proposed marketing activities.

We are currently not engaged in any sophisticated marketing program to market and distribute our products because we lack sufficient capital and revenues to justify the expenditure. To market our products and services, we may be required to raise additional funds in addition to the funds raised in this offering. We do not know if we will be able to acquire additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on the marketing and promotion of our products and services. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities.

Our ability to manage growth is unproven.

Potential growth is likely to place a significant strain on our managerial, operational, financial, and other resources. Our future success will depend, in part, upon the ability of our senior management to manage growth effectively.

Risks related to owning our common stock:

We arbitrarily determined the offering price of the shares of common stock. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the high technology sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will receive up to $150,000 if all of the shares of common stock offered by us at $0.05 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us.

=============================== ======================== ================== ================== ====================================
Offered Shares Sold                Offering Proceeds        Approximate         Total Net        Principal Uses of Net Proceeds
                                                         Offering Expenses  Offering Proceeds
------------------------------- ------------------------ ------------------ ------------------ ------------------------------------
       750,000 shares (25%)             $37,500               $9,790             $27,710                 Working Capital
------------------------------- ------------------------ ------------------ ------------------ ------------------------------------
     1,500,000 shares (50%)             $75,000               $9,790             $65,210         Marketing Expenses and Working
                                                                                                             Capital
------------------------------- ------------------------ ------------------ ------------------ ------------------------------------
     2,250,000 shares (75%)            $112,500               $9,790            $102,710        Marketing Expenses and Working
                                                                                                             Capital
------------------------------- ------------------------ ------------------ ------------------ ------------------------------------
     3,000,000 shares (100%)           $150,000               $9,790            $140,210         Marketing Expenses and Working
                                                                                                             Capital
=============================== ======================== ================== ================== ====================================

If less than 25% of the shares are sold, then we intend to use the net proceeds that we receive solely for working capital. Working capital will be used to pay general administrative expenses of approximately $10,000, legal expenses of approximately $7,500 and accounting expenses of approximately $5,000 for the next twelve months. Those expenses may increase if we are able to grow our operations and marketing activities.

Assuming at least 50% of the shares are purchased, we intend to use 25% of the net proceeds for marketing expenses, and 75% of the proceeds for working capital. Marketing expenses includes costs associated with in person marketing presentations to potential customers, including travel and entertainment expenses. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The offering price of the 3,000,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

We are intending to sell 3,000,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 3,000,000 shares of common stock will be sold.

========================= ========================================== ===================================== ===================
                                        Shares Issued                        Total Consideration                 Price
                                        -------------                        -------------------               Per Share
                                  Number               Percent            Amount             Percent           ---------
                                  ------               -------            ------             -------
------------------------- ----------------------- ------------------ ------------------ ------------------ -------------------
Founding Shareholders        1,000,000 Shares            25%              $10,000             6.25%              $0.01
------------------------- ----------------------- ------------------ ------------------ ------------------ -------------------
Purchasers of Shares(1)      3,000,000 Shares            75%             $150,000            93.75%              $0.05
------------------------- ----------------------- ------------------ ------------------ ------------------ -------------------
Total                        4,000,000 Shares           100%             $160,000             100%
========================= ======================= ================== ================== ================== ===================
(1)Assumes all the shares offered by us are purchased.

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of June 30, 2002.

====================================================== ========================== ===================== ========================
                                                        100% of offered shares       50% of offered      25% of offered shares
                                                               are sold             shares are sold            are sold
------------------------------------------------------ -------------------------- --------------------- ------------------------
Offering Price                                              $0.05 per share         $0.05 per share         $0.05 per share
------------------------------------------------------ -------------------------- --------------------- ------------------------
Net tangible book value at 6/30/02                          $0.00 per share         $0.00 per share         $0.00 per share
------------------------------------------------------ -------------------------- --------------------- ------------------------
Net tangible  book value after  giving  effect to the
offering                                                    $0.04 per share         $0.03 per share         $0.02 per share
------------------------------------------------------ -------------------------- --------------------- ------------------------
Per Share Dilution to New Investors                         $0.01 per share         $0.02 per share         $0.03 per share
------------------------------------------------------ -------------------------- --------------------- ------------------------
Percent Dilution to New Investors                                 20%                     40%                     60%
====================================================== ========================== ===================== ========================


Selling Security Holders
------------------------

There are no selling security holders in this offering.

Plan of Distribution
--------------------

We are offering for sale 3,000,000 shares of our common stock in a direct public offering. This offering will terminate six months after the effective date of this registration statement. We have not conducted any discussions or negotiations for the sale of all or any portion of those 3,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 3,000,000. Each purchaser of shares in this offering will be required to complete a subscription agreement. The subscription agreement we intend to use is attached hereto as an Exhibit. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There is no minimum amount of proceeds set for this offering. We will not place the funds raised in an escrow account. All funds receive in this offering will be deposited directly into our corporate general account and will be available for immediate utilization.

We anticipate that Natalie Hoss, our president, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Ms. Hoss is an associated person of the Company as that term is defined in Rule 3a4-1 under the Exchange Act, she is deemed not to be a broker for the following reasons:

     o Ms. Hoss is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of her participation in the sale of our securities.
     o Ms. Hoss will not be compensated for her participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
     o Ms. Hoss is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Ms. Hoss will restrict her participation to the following activities:

     o Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
     o Responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
     o Performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in Nevada and Wisconsin.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could hinder our ability to conduct operations and complete future development, if suitable replacements are not promptly obtained. We hope that we will enter into employment agreements with Natalie Hoss and Mary Thompson. Although we do not know the terms of those proposed agreements, we hope to enter into an employment agreement with Natalie Hoss and Mary Thompson with a term of at least one year with compensation contingent on us becoming profitable. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so.

Our Articles of Incorporation have certain provisions which may make it more difficult for a merger or takeover to occur. Specifically, our Articles of Incorporation provide for a staggered board of directors, which means that our board of directors will be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire board of directors permits, with the term of office of one class expiring each year. Therefore, Ms. Hoss' term as a director will expire at our next annual meeting of shareholders. Ms. Thompson's term as a director will expire at our next succeeding annual meeting of shareholders. Such a provision in our Articles of Incorporation is intended to discourage or prevent a takeover of the company. A staggered board makes it more difficult to take control of our board of directors all at once as terms expire at different times. Article Thirteenth of our Articles of Incorporation also requires the affirmative vote of at least 2/3 of our common stock entitled to vote in order to approve certain "take-over" type transactions such as a business combination, which includes, but is not limited to, a merger or sale of substantially all or all of the company's assets. The purpose of the provision requiring the 2/3 vote is to prevent the merger of the company into another entity and a resultant change in control of the company unless at least 2/3 of the voting stock approves such a transaction. The requirement of a 2/3 vote may discourage a merger candidate from attempting to consummate a merger with us. As a result, we may lose out on merger or acquisition opportunities which could have had the effect of increasing the value of the stock in us.

Our directors and principal executive officers are as specified on the following table:

========================== ============== =====================================
Name                            Age       Position
-------------------------- -------------- -------------------------------------
Natalie Hoss                    31        president, secretary and a director
-------------------------- -------------- -------------------------------------
Mary Thompson                   33        treasurer and a director
========================== ============== =====================================

Natalie Hoss. Ms. Hoss has been our president, secretary and one of our directors since inception. Ms. Hoss is responsible for our sales and business development. Ms. Hoss currently devotes approximately ten hours per week our operations, but intends to devote significant more time if we raise significant funds in this offering. Since September 1993, Ms. Hoss has been employed as a teacher on special assignment, senior trainer, and support provider with the Centralia School District in Buena Park, California. Ms. Hoss is responsible for the development of intervention programs for impacted classrooms in nine elementary schools. As a senior trainer, Ms. Hoss oversees the District's new teacher program and trains veteran teachers to be support providers. Ms. Hoss is also a member of the Technology Team at Walter Knott Elementary School and is responsible for developing a budget for hardware and software related goods and services. Ms. Hoss' role also entails analyzing the school's needs for computers, peripheral equipment and training programs, in relation to the cost of implementation. We believe that Ms. Hoss' connections within the public education system will be a valuable asset in the development of our business. Ms. Hoss received her Bachelor of Arts in the field of liberal studies from the University of San Diego in 1992. In 1996, Ms. Hoss was awarded a Master's degree in the field of curriculum from National University. Ms. Hoss is not an officer or director of any reporting company.

Mary Thompson. Ms. Thompson has been our treasurer and one of our directors since inception. Ms. Thompson is responsible for our day to day operations, including the supervision of our financial accounts. Ms. Thompson currently devotes approximately five hours per week, but intends to devote significant more time if we raise significant funds in this offering. Ms. Thompson has been employed as a teacher at the Centralia School District in Buena Park, California since 1997. Ms. Thompson teaches elementary grade students and serves as the faculty advisor for her school's Student Council. Ms. Thompson received her Bachelor of Arts from the University of California at Davis in 1992. In 1998, Ms. Thompson received a CLAD Multiple Subject Teaching Credential from National University. In 2000, Ms. Thompson earned her Master of Science in Education from National University. Ms. Thompson is not an officer or director of any reporting company.

There is no family relationship between our officers and directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 30, 2002 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class  Name of Beneficial       Amount and Nature    Percent of     Percent of      Percent of    Percent of    Percent of
                Owner                    of Beneficial Owner  Class if No    Class if        Class if      Class if      Class if
                                                              Shares are     750,000         1,500,000     2,250,000     3,000,000
                                                              Sold           Shares are      Shares are    Shares are    Shares are
                                                                             Sold            Sold          Sold          Sold
--------------- ------------------------ -------------------- -------------- --------------- ------------- ------------- ----------
Common Stock    Natalie Hoss             500,000 shares,           50%           28.57%          20%          15.38%         12.5%
                5109 River Avenue,       president,
                Suite B                  secretary, director
                Newport Beach, CA 92663

Common Stock    Mary Thompson            500,000 shares,           50%           28.57%          20%          15.38%         12.5%
                51-66th Place            treasurer, director
                Long Beach, CA 90803

Common Stock    All directors and        1,000,000 shares         100%           57.14%          40%          30.76%          25%
                named executive
                officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------


We are authorized to issue 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of August 30, 2002, 1,000,000 shares of our common stock were issued and outstanding.


Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------------

Article Seventh of our Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Section 10 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. Natalie Hoss was our promoter. In July 2001, Ms. Hoss purchased 500,000 shares of our common stock to in exchange for $5,000.

Description of Business
-----------------------

Our Background. We were incorporated in Nevada on July 10, 2001.

Our Business. We are a reseller of Internet content filtering and blocking software. Using the software that we sell, objectionable websites can be blocked from being viewed on a user's computer. Our product filters Internet content to permit users to access appropriate materials without retrieving adult or objectionable content. Our filtering product enable school, business and other customers to limit access to the Internet by allowing them to block various content-based categories, such as pornography, hate speech, bomb construction, and gambling and games.

We do not own the filtering software we intend to sell. We have a non-exclusive agreement to resell the software of DF3 Technologies, LLC without any modification performed on our part. As discussed below, we are not permitted to modify DF3 Technologies, LLC's software; therefore, we will not modify the software. Our agreement includes the following material terms:

     o Term. The term of the agreement is one year with automatic renewals of one year. The initial one year term ends on August 29, 2002.

     o Termination of Agreement. Either party may terminate the agreement, with or without cause, upon not less than thirty days prior written notice to the other party. If the agreement is terminated, we will be required to cease all sales of the products and pay all sums due to DF3 Technologies, LLC.

     o    Territory. The agreement provides that our territory is the United
          States.

     o Appointment. The agreement grants us the non-exclusive, non-transferable right to sell the filtering software to end-users.

     o Packaging and Modifications. Under the agreement, we are not permitted to modify the product or change the packaging in any way.

     o Orders and Pricing. Under the agreement, we are required to place orders with DF3 Technologies, LLC at set prices. The price for the software depends on the number of licenses. The price ranges from $80 for one license to $5,067 for 100 licenses. The price we pay for the X-Stop R Series Servers Solution Package depends on the number of users. The price ranges from $6,600 for 500 users to as much as $197,368 for 50,000 users. We also have the ability to purchase other products at varying prices. A more detailed description of prices has been filed as Exhibit 10.1 to our original SB-2 filed on January 23, 2002. DF3 Technologies, LLC has the right to change the prices at any time upon written notice to us.

     o Our Relationship with DF3 Technologies, LLC. We are not an employee, agent or franchisee of DF3 Technologies, LLC. We are considered an independent contractor.

     o Competitive Products. We are not permitted, during the term on the agreement, to develop or have developed products which compete with DF3 Technologies, LLC's products.

DF3 Technologies LLC is controlled by Richard Kavadas, Daniel Hoover and Steve Carnes. Richard Kavadas, Daniel Hoover and Steve Carnes do not have any interest in us, nor will they be acquiring any interest as a result of our agreement with them.

We intend to sell our filtering software to business organizations, schools, libraries and private homes. We initially intend to focus our sales efforts on schools and public libraries in the geographic area of California, specifically Los Angeles and Orange County.

To effectuate our business plan during the next three to six months, we must market our products. We believe that we will use some of the proceeds generated from this offering as well as revenues generated from sales of our products to pay for our proposed marketing activities. If we are unable to generate revenues necessary or obtain additional working capital to pay for our development, we anticipate that our president, director and principal shareholder, Natalie Hoss, will contribute funds to pay our expenses. Our belief that Ms. Hoss will pay our expenses is based solely on the fact that Ms. Hoss has a significant equity interest in us. We believe that Ms. Hoss will continue to pay our expenses as long as she maintains a significant equity interest in us; however, there is no guarantee that she will pay our expenses. We do not have any agreement, understanding or arrangement with Ms. Hoss to pay our expenses, nor do we intend to enter into any such agreement. We do not have any plans, commitments or understandings to reduce her equity interest in the company. Moreover, Ms. Hoss has not committed to pay our expenses nor is she obligated to do so. Therefore, there is no guarantee that Ms. Hoss will contribute funds to pay our expenses. If Ms. Hoss does pay any of our future expenses, we may enter into a promissory note which will include customary terms and conditions. However, we have not negotiated or discussed the specific terms of a promissory note. If Ms. Hoss does not pay our future expenses and we are unable to raise sufficient funds in this offering to pay our expenses, we may be forced to liquidate the company. We have not devised a specific liquidation plan. However, it is likely that in the event we are forced to liquidate the company, our investors will lose their entire investment.

Any revenues generated will be used to develop sales and promotional materials as well as marketing expenses related to meeting with potential customers. Our management has recently begun marketing and promoting the products that we sell by attempting to schedule in person meetings with potential customers to display those products and demonstrate their capabilities.

If we are unable to raise capital or generate revenues to pay for our proposed marketing activities, we hope that we will continue to market the products that we sell by in person meetings with prospective customers. Our failure to pay for our marketing activities could result in our inability to meet the objectives of our business plan within the next six months.

Our Products. The filtering product that we sell is designed primarily to block excessive violence, pornography and sites that promote illegal activities, such as terrorist sites instructing viewers on how to make a pipe bomb. Our filters are based on keywords or automated selection of blocked sites. Filters typically use blacklists, whitelists and keywords to filter web content. Blacklists allow everything into the web browser except what is included in this list. Whitelists deny everything to the browser except what is included in this list. Keywords examine text on a Web page or in special tags in the head of a Web page called Metatags and excludes pages containing those keywords. As with any type of censorship, prejudice and opinion of the censor or individual generating the filter file also is a factor. Our filtering services enable schools, businesses and other customers to limit access to the Internet by allowing them to select from various content-based categories, which include pornography, hate, bomb construction, gambling and games.

Our Website www.filteringassociates.com. Our current website is under development and provides general information about the company and our address, telephone number and e-mail address. Our website also provides sales prospects with relevant product information. If we generate significant revenues, we intend to further develop our website to provide downloadable demo versions of filtering products.

Our Target Markets and Marketing Strategy. Our objective is to expand our presence in the school, library and home markets. As part of this objective, we intend to target educational institutions for K-12 students. We believe the school, home and corporate markets, both domestic and international, present us with significant opportunities. Due to the technological proliferation of home and personal computing products, academic institutions have been able to take advantage of the Internet as an educational tool. We believe that many modern families use the Internet in the home as both a source of entertainment and education for their school aged children. An effective Internet content filtering system permits educators and parents from having to choose between undesirable alternatives: prohibiting Internet access altogether or closely supervising each student's use of the Internet.

We expect to market the products that we sell using a variety of tactics, including:

     o Direct Marketing. Traditional direct mail and e-mail messages will be targeted at qualified sales prospects.
     o Online Marketing. Our website, www.filteringassociates.com, is used to provide sales prospects with relevant product information and, in the future, we hope to include downloadable demo versions of filtering products. By maximizing the self-service sales potential of the web, we intend to lower our overall cost of sales.
     o Public Relations. We hope to retain the services of public relations firms with the objective of securing favorable product reviews and general commentary.
     o Trade Shows. We intend to attend industry events to build awareness and generate sales leads. We hope to optimize our investment in event participation by attending shows in conjunction with proposed partnering organizations, such as companies that develop the software that we sell.
     o Advertising. We intend to utilize limited print and online advertising to target market niches and to complement the overall marketing strategy.

Our Competition. The market for content-based filtering solutions is intensely competitive, evolving and subject to rapid technological change. Primary competitive factors that have typically affected our market include product features such as response time, capacity, reliability, scalability, and ease of use, as well as price and customer support. The intensity of competition is expected to increase in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any one of which could seriously harm our business. We may not be able to compete successfully against current or future competitors and we cannot be certain that competitive pressures we face will not seriously harm our business.

We do not own the filtering software we intend to sell. We have a non-exclusive agreement to resell the software of DF3 Technologies, LLC without any modification performed on our part. There may be a number of other, established, resellers of DF3 Technologies, LLC's products with whom we will be competing. We do not believe that we directly compete with DF3 Technologies, LLC because we initially intend to focus our sales efforts on schools and public libraries in the geographic area of California, specifically Los Angeles and Orange County, whereas DF3 Technologies, LLC is focused on the enterprise market. However, if we shift our selling efforts to the enterprise market, then DF3 Technologies, LLC may not desire to renew our agreement, which will hinder our ability to generate revenues and continue operations.

Our competitors vary in size and in the scope and breadth of the products and services they offer. We encounter competition from a variety of companies, such as CyberPatrol, NetNanny and CyberSitter. Price competition is intense with the products that we sell. We expect price competition to continue to increase and become even more significant in the future, which may reduce our profit margins.

We also face indirect competition from products that offer levels of functionality different from those offered by our products, or that were designed for a somewhat different group of end-users than those targeted by us. Operating system vendors such as Microsoft have added features to new versions of their products that provide some of the same functions offered in our products. Microsoft has incorporated advanced utilities in Windows 95, Windows 98, Windows 2000, Windows Millennium Edition, and Windows XP, and we believe that this trend will continue.

Government Regulation. As use of the Internet has become more prevalent and various negative issues associated with the Internet have received increasing amounts of publicity, there has been a correspondingly greater amount of governmental attention directed to the Internet in the United States Congress and elsewhere. While various pieces of legislation regulating different aspects of the Internet and Internet-related activity have been proposed, to date there has been no legislation enacted which places any direct and substantial regulatory burden on our business. Nonetheless, we anticipate further attempts to regulate Internet-related activity, some of which may impose substantial burdens on our ability to do business.

There has been a public-policy debate regarding Internet filtering in schools and libraries within the U.S. Congress. This debate has resulted in the Children's Internet Protection Act, a bill passed and signed into law mandating Internet filtering in schools and libraries receiving certain federal funds, among other requirements. It should be noted, however, that a suit has been filed in the United States District Court by the American Library Association et. al. and by Multnomah County Public Library seeking to overturn the Children's Internet Protection Act. If the suit is successful, some of our potential customers may decide not to provide filtering in their organizations, which in turn, could lead them not to buy the products that we sell and thereby harm a potential source of revenue.

Currently, few laws or regulations specifically govern communications or commerce on the Internet. In the future, laws and regulations may be adopted regarding user privacy, pricing, and the characteristics and quality of products and services. For example, the Telecommunications Act of 1996 sought to prohibit transmitting various types of information and content over the Internet. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and online service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet.

Our Intellectual Property. We do not presently own any patents, trademarks, licenses, concessions or royalties. We cannot guaranty, however, that any patents will be issued for the product or that, if issued, the breadth or degree of protection of these patents will be adequate to protect our interests. In addition, we cannot guaranty that others will not independently develop substantially equivalent proprietary information or obtain access to our know-how. Further, we cannot guaranty that others will not be issued patents which may prevent the sale of our products or require licensing and the payment of significant fees or royalties by us in order for us to be able to carry on our business. Finally, we cannot guaranty that the products of others will not infringe any patents issued to or licensed by us. Defense and prosecution of patent claims can be expensive and time consuming, even in those instances in which the outcome is favorable to us. If the outcome is adverse, it could subject us to significant liabilities to third parties, require us to obtain licenses from third parties or require us to cease our marketing activities.

We own the Internet domain name www.filteringassociates.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Our Research and Development. We are not currently conducting any research and development activities, other than those activities related to our website. We do not anticipate conducting such activities in the near future. If we generate significant revenues, we may expand our product line by entering into distribution relationships with third party manufacturers.

Employees. As of August 30, 2002, we have no employees, other than our officers and directors. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain managerial personnel.

Facilities. Our executive, administrative and operating offices are located at 5109 River Ave, Suite B, Newport Beach, California, 92663. Natalie Hoss, our president, secretary and one of our directors, provide our facilities at no charge.

Management's Discussion and Analysis of Financial Condition and Results of Operations
--------------------------------------------------------------------------

For the period from July 10, 2001, our date of formation, through December 31, 2001.
------------------------------------------------------------------------------

Liquidity and Capital Resources. We had cash of $8,359 as at December 31, 2001, which comprised our total current assets. Our total liabilities were $0 as at December 31, 2001.We have filed this registration statement to raise $150,000.

Results of Operations.

Revenues. From inception on July 10, 2001, to December 31, 2001 we had not yet realized any revenues from operations. We anticipate that we will generate revenues as we expand our customer base.

Operating Expenses. From our inception on July 10, 2001 to December 31 2001, our total expenses were approximately $13,624. Those included compensation expense of $10,000, rent of $1,983 and legal and accounting fees of $1,641. For the period from our inception on July 10, 2001 to December 31, 2001, our net loss was $13,624.

For the six months ended June 30, 2002.
---------------------------------------


Liquidity and Capital Resources. We had cash of $1,159 as of June 30, 2002, and inventory of $324, making $1,483 our total current assets. Our total liabilities were approximately $9,555 as of June 30, 2002. Those liabilities consisted of $9,555 in accounts payable. We do not have any material commitments for capital expenditures. We have filed this registration statement to raise $150,000.


Results of Operations.

Revenues. From inception on July 10, 2001, to June 30, 2002 we had not yet realized any revenues from operations. We anticipate that we will generate revenues as we expand our customer base.

Operating Expenses. From our inception on July 10, 2001 to June 30, 2002, our total expenses were approximately $37,009. Our total expenses for the six month period ended June 30, 2002 were $23,385. Those included selling, general and administrative expenses. For the six month period ended June 30, 2002, our net loss was $23,385 compared to a net loss of $37,009 for the period from our inception on July 10, 2001 to June 30, 2002. For the six months ended June 30, 2002 and the period July 10, 2001 (inception) through June 30, 2002 our officers devoted time to our business development. Compensation expense totaling $11,620 and $21,620 has been recorded for the six months ended June 30, 2002 and the period July 10, 2001 (inception) through June 30, 2002, respectively. Our officers have waived reimbursement and have considered these amounts as additional paid-in capital. However, should our officers decide to demand reimbursement in the future, we will need additional funds to satisfy those demands. Future compensation arrangements will impact our future operating results in that, as noted, we are not currently compensating our officers for services. As such, if we decide to compensate our officers in the future, our expenses will increase and if we do not have offsetting revenue, our ability to continue our business and expand our operations may be harmed. Finally, we may decide to issue stock as compensation to our officers. In such a case, existing shareholders will be diluted by such issuances.

Our Plan of Operation for the Next Twelve Months. We have not generated any revenues from operations. To date, we have sold no Internet filtering software products. To effectuate our business plan during the next twelve months, we must market and promote our products. We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital. Our failure to market and promote our services will hinder our ability to generate revenues and expand our operations.

Our plan of operation is materially dependent on our ability to raise funds in this offering and generate revenues. Our primary activities in 2001 consisted of establishing our business, developing business contacts and securing a reseller agreement with DF3 Technologies, LLC. As a result of developing those relationships, we hope to generate revenues in the next twelve months. Any revenues generated will be used to increase our products offerings as well as expand our operations.

We had cash of $1,159 as at June 30, 2002. In the opinion of management, available funds will satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and our actual results could differ as a result of a number of factors.

We anticipate that we may need to raise additional capital in addition to the funds raised in this offering to market our products and expand our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, then our ability to expand our operations may be negatively affected. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues. However, there is no guarantee that any of our officers or directors will pay our expenses. In fact, none of our officers or directors have committed either verbally or in writing to pay our expenses nor are they obligated to pay our expenses.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:


         ================================== =========================
                     Property                    June 30, 2002
         ---------------------------------- -------------------------
                       Cash                          $1,159
         ================================== =========================


Our facilities. Our executive, administrative and operating offices are approximately 200 square feet and are located at 5109 River Avenue, Suite B, Newport Beach, California 92663. Ms. Hoss, our president, secretary and one of our directors, currently provides office space to us at no charge. We do not have a written lease or sublease agreement and Ms. Hoss does not expect to be paid or reimbursed for providing office facilities. We believe that our current offices are sufficient to meet our current and future needs.

Certain Relationships and Related Transactions
----------------------------------------------

Related party transactions. Ms. Hoss, our president, secretary, one of our directors and a shareholder, currently provides office space to us at no charge. Ms. Hoss does not expect to be paid or reimbursed for providing office facilities. During the six months ended June 30, 2002, and for the period from July 10, 2001 (inception) through June 30, 2002, we recorded rent expense of $2,100 and $4,083, respectfully, which represents our share of the office space being provided by Ms. Hoss.

Certain of our shareholders paid certain web hosting and professional fees on our behalf. The fees totaled $7,249 for the six months ended June 30, 2002. The shareholders have waived reimbursement and we have considered the fees as additional paid-in capital.

For the six months ended June 30, 2002 and the period from July 10, 2001 (inception) through June 30, 2002, our officers devoted time to our business development. Compensation expense totaling $11,620 and $21,620 has been recorded for the six months ended June 30, 2002 and the period from July 10, 2001 (inception) through June 30, 2002, respectively. The officers have waived reimbursement and we have considered the amounts as additional paid in capital.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclosing such transactions in prospectuses where required;
     o disclosing in any and all filings with the Securities and Exchange Commission, where required;
     o obtaining disinterested directors consent; and o obtaining shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When this registration statement becomes effective, we will be a reporting company pursuant to the Securities Exchange Act of 1934. We will be required file annual, quarterly and periodic reports with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.


There are no shares of our common stock that can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders. As of August 30, 2002, there were two record holders of our common stock.


There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny stock regulation. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the years ending December 31, 2001 and 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

============================================ ======= ============= ============= ===================== =========================
Name and Principal Position                   Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                      Salary ($)                   Compensation ($)
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Natalie Hoss - president, secretary          2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
Mary Thompson - treasurer                    2001        None          None              None                    None
-------------------------------------------- ------- ------------- ------------- --------------------- -------------------------
                                             2002        None          None              None                    None
============================================ ======= ============= ============= ===================== =========================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of August 30, 2002, our officers have received no compensation for their services provided to us.

Employment Contracts. We anticipate that we will enter into an employment agreement with Natalie Hoss, although the exact nature and terms of the agreement have not been conclusively negotiated.

Financial Statements
--------------------



                           FILTERING ASSOCIATES, INC.
                          (A Development Stage Company)

                                      INDEX




Financial Statements

    Condensed Balance Sheet as of June 30, 2002

    Condensed Statements of Operations for the three months and six months ended June 30, 2002 and the period July 10, 2001 (inception) through June 30, 2002

    Condensed Statements of Cash Flows for the six months ended June 30, 2002 and the period July 10, 2001 (inception) through June 30, 2002

    Notes to Condensed Financial Statements

                           FILTERING ASSOCIATES, INC.
                           --------------------------
                          (A Development Stage Company)
                           ---------------------------

                             CONDENSED BALANCE SHEET
                             -----------------------
                                  JUNE 30, 2002
                                  -------------
                                   (unaudited)
                                    ---------


                                      ASSETS
                                      ------

CURRENT ASSETS
   Cash and cash equivalents                                                   $          1,159
   Inventory                                                                                324
                                                                               ----------------

     Total current assets                                                                 1,483
                                                                               ----------------

       Total assets                                                            $          1,483
                                                                               ================


                                       LIABILITY AND STOCKHOLDERS' DEFICIT
                                       -----------------------------------
CURRENT LIABILITY
   Accounts payable                                                            $          9,555
                                                                               ----------------

     Total current liability                                                              9,555
                                                                               ----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
   Preferred stock, $.001 par value;
     5,000,000 shares authorized
     No shares issued or outstanding
   Common stock, $.001 par value;
     50,000,000 shares authorized,
     1,000,000 shares issued and outstanding                                              1,000
   Additional paid-in capital                                                            27,937
   Deficit accumulated during the development stage                                     (37,009)
                                                                               ----------------

       Total stockholders' deficit                                                       (8,072)
                                                                               ----------------

         Total liability and stockholders' deficit                             $          1,483
                                                                               ================





   See the accompanying notes to these unaudited condensed financial statements

                           FILTERING ASSOCIATES, INC.
                           ---------------------------
                          (A Development Stage Company)
                          -----------------------------

                       CONDENSED STATEMENTS OF OPERATIONS
                       ----------------------------------
                                   (unaudited)
                                   -----------



                                                                                                          July 10, 2001
                                                                  Three Months         Six Months          (Inception)
                                                                      Ended               Ended              Through
                                                                  June 30, 2002       June 30, 2002       June 30, 2002
                                                                 ---------------     ---------------     ---------------
REVENUES                                                         $           ---     $           ---     $           ---

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
                                                                          13,395              23,385              37,009
                                                                 ---------------     ---------------     ---------------

LOSS BEFORE PROVISION FOR INCOME TAXES                                   (13,395)            (23,385)            (37,009)

PROVISION FOR INCOME TAXES                                                   ---                 ---                 ---
                                                                 ---------------     ---------------     ---------------

NET LOSS                                                         $       (13,395)    $       (23,385)    $       (37,009)
                                                                 ===============     ===============     ===============

BASIC LOSS PER SHARE                                             $          (.01)    $         (.02)     $          (.04)
                                                                 ===============     ===============     ===============

DILUTIVE LOSS PER SHARE                                          $          (.01)    $         (.02)     $          (.04)
                                                                 ===============     ===============     ===============

                                                                       1,000,000           1,000,000           1,000,000
                                                                 ===============     ===============     ===============
BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING



See the accompanying notes to these unaudited condensed financial statements

                           FILTERING ASSOCIATES, INC.
                          (A Development Stage Company)

                       CONDENSED STATEMENTS OF CASH FLOWS

                                   (unaudited)

                                                                                                      July 10, 2001
                                                                                  Six Months Ended      (inception)
                                                                                    June 30, 2002        Through
                                                                                                      June 30, 2002
                                                                                   ---------------    ---------------
CASH FLOWS FROM OPERATING ACTIVITIES                                               $       (23,385)   $       (37,009)
   Net loss
   Adjustments to reconcile net loss to net cash provided by
   operating activities

     Rent provided in exchange for additional paid-in capital                                2,100              4,083
     Executive services provided in exchange for additional paid-in capital
                                                                                            11,620             21,620
     Professional and administrative fees paid for by the stockholders in exchange for
       additional paid in capital                                                            7,249              7,249
     Increase in inventory                                                                    (324)              (324)
     Increase in accounts payable                                                            9,555              9,555
                                                                                   ---------------    ---------------

         Net cash provided by operating activities                                           6,815              5,174
                                                                                   ---------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                                                      ---             10,000
   Fundraising costs                                                                       (14,015)           (14,015)
                                                                                   ---------------    ---------------

         Net cash used in financing activities                                             (14,015)            (4,015)
                                                                                   ---------------    ---------------

NET INCREASE (DEGREASE) IN CASH AND CASH EQUIVALENTS                                        (7,200)             1,159

CASH AND CASH EQUIVALENTS, beginning of period                                               8,359                ---
                                                                                   ---------------    ---------------

CASH AND CASH EQUIVALENTS, end of period                                           $         1,159    $         1,159
                                                                                   ===============    ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid during the period for interest                                          $           ---    $           ---
 Cash paid during the period for income taxes                                      $           ---    $           ---

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
   During the six months ended June 30, 2002 the Company recorded additional paid-in capital of $2,100 and $11,620 for rent and executive services, respectively, provided by two stockholders.
   During the period July 10, 2001 (inception) through June 30, 2002, the
     Company recorded additional paid-in capital of $4,083 and $21,620 for rent and executive services, respectively, provided by two stockholders.



See the accompanying notes to these unaudited condensed financial statements

                           FILTERING ASSOCIATES, INC.
                           --------------------------
                          (A Development Stage Company)
                          -----------------------------

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                     ---------------------------------------

                                  JUNE 30, 2002
                                  -------------
                                   (unaudited)




NOTE 1 - COMPANY OPERATIONS

         The accompanying unaudited condensed financial statements reflect the results of operations for Filtering Associates, Inc. and have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals and adjustments) considered necessary for a fair representation have been included. Operating results for the six month period ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ended December 31, 2002. For further information, refer to the financial statements and footnotes thereto included in Filtering Associates, Inc. Amended Registration Statement for Small Business Issuers on Form SB-2/A for the period July 10, 2001 (inception) through November 30, 2001 filed with the Securities and Exchange Commission (SEC) on March 12, 2002.

         Filtering Associates, Inc. (the "Company") was incorporated in the state of Nevada on July 10, 2001 to operate as a distributor of Internet filtering software. The Company has elected a December 31st fiscal year end.

         The Company has experienced net losses since its inception and had an accumulated deficit of approximately $37,000 at June 30, 2002. Such losses are attributable to cash and non-cash losses resulting from costs incurred in the development of the Company's services and infrastructure. The Company expects operating losses to continue in the foreseeable future as it continues to develop and promote its services.


NOTE 2 - INCOME TAXES

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

         The components of the Company's income tax provision for the six months ended June 30, 2002 consist of:

         Federal taxes (deferred) capitalized start-up costs for tax purposes                     $          (6,900)
         Change in valuation account                                                                          6,900
                                                                                                  -----------------

                                                                                                  $             ---
                                                                                                  =================

         Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities as of June 30, 2002 are as follows:

         Deferred income taxes
             Capitalized start-up costs for tax purposes                                          $          12,300
             Valuation allowance                                                                            (12,300)
                                                                                                  -----------------

                                                                                                  $             ---
                                                                                                  =================

         The Company has federal and state net operating loss carryforwards of approximately $13,000 that will expire through 2021.

         The Company's tax reporting year-end is December 31st. If the Company has a net operating loss carryforward from operations for the year ended December 31, 2002, it will expire in 2022.


NOTE 3 - RELATED PARTY TRANSACTIONS

         The Company is currently utilizing office space provided by the Company's president (a stockholder). During the three months and six months ended June 30, 2002 and for the period July 10, 2001 (inception) through June 30, 2002, the Company has recorded rent expense of $1,050, $2,100 and $4,083, respectively, which represents the Company's share of the office space being provided by the Company's president. The president has waived reimbursement of the allocated rent and has considered them as additional paid-in capital.

         The Company's shareholders paid certain web hosting and professional fees on behalf of the Company. These fees totaled $7,249 for the six months ended June 30, 2002. The stockholders have waived reimbursement and have considered them as additional paid-in capital.

         As mentioned in Note 1, the Company is in its development stage. For the three months and six months ended June 30, 2002 and the period July 10, 2001 (inception) through June 30, 2002 the officers of the Company devoted time to the development process of the Company. Compensation expense totaling $6,500, $11,620 and $21,620 has been recorded for the three months and six months ended June 30, 2002 and the period July 10, 2001 (inception) through June 30, 2002, respectively. The officers have waived reimbursement and have considered these amounts as additional paid-in capital.

                           FILTERING ASSOCIATES, INC.
                           --------------------------
                          (A Development Stage Company)

                                      INDEX




Financial Statements

    Balance Sheet as of December 31, 2001

    Statement of Operations for the period July 10, 2001 (inception) through December 31, 2001

    Statement of Changes in Stockholders' Equity for the period July 10, 2001 (inception) through December 31, 2001

    Statement of Cash Flows for the period July 10, 2001 (inception) through December 31, 2001

Notes to Financial Statements

                                                                  June 12, 2002

To the Board of Directors and Stockholders of Filtering Associates, Inc.



         We have audited the accompanying balance sheet of Filtering Associates, Inc. (a development stage company) as of December 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the period July 10, 2001 (inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Filtering Associates, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the period July 10, 2001 (inception) through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.





                                         Lesley, Thomas, Schwarz & Postma, Inc.
                                         A Professional Accountancy Corporation
                                         Newport Beach, California

                           FILTERING ASSOCIATES, INC.
                           --------------------------
                          (A Development Stage Company)
                          -----------------------------
                                  BALANCE SHEET
                                  -------------
                                DECEMBER 31, 2001
                                -----------------


                                      ASSETS
                                      ------

CURRENT ASSETS
   Cash and cash equivalents (Note 2)                          $          8,359
                                                               ----------------

     Total current assets                                                 8,359
                                                               ----------------

       Total assets                                            $          8,359
                                                               ================


                       LIABILITY AND STOCKHOLDERS' EQUITY
                       ----------------------------------
CURRENT LIABILITY

       Total current liability                                 $            ---
                                                               ----------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
   Preferred stock, $.001 par value;
     5,000,000 shares authorized
     No shares issued or outstanding
   Common stock, $.001 par value;
     50,000,000 shares authorized,
     1,000,000 shares issued and outstanding                              1,000
   Additional paid-in capital (Note 5)                                   20,983
   Deficit accumulated during the development stage                     (13,624)
                                                               ----------------

       Total stockholders' equity                                         8,359
                                                               ----------------

         Total liability and stockholders' equity              $          8,359
                                                               ================



 See the accompanying notes to these financial statements

                           FILTERING ASSOCIATES, INC.
                           --------------------------
                          (A Development Stage Company)
                          -----------------------------

                             STATEMENT OF OPERATIONS
                             -----------------------
           PERIOD JULY 10, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001
           ----------------------------------------------------------




REVENUES                                                       $            ---

SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
   Compensation expense                                                  10,000
   Rent                                                                   1,983
   Legal and accounting                                                   1,641
                                                               ----------------

                                                                         13,624
                                                               ----------------
LOSS BEFORE PROVISION FOR INCOME TAXES                                  (13,624)

PROVISION FOR INCOME TAXES (Note 3)                                         ---
                                                               ----------------

NET LOSS                                                       $        (13,624)
                                                               ================


BASIC LOSS PER SHARE                                           $           (.01)
                                                               ===============

DILUTIVE LOSS PER SHARE                                        $           (.01)
                                                               ===============

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
                                                               $      1,000,000
                                                               ================





 See the accompanying notes to these financial statements

                           FILTERING ASSOCIATES, INC.
                          (A Development Stage Company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

           PERIOD JULY 10, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001





                                                                                           Deficit
                                                                                       Accumulated
                                                 Common Stock              Additional      During
                                             --------------------------      Paid-In   Development
                                              Shares           Amount        Capital        Stage           Total
                                             ----------     -----------   -----------   -----------     -----------
BALANCE, July 10, 2001 (inception)                  ---     $       ---   $       ---   $       ---     $       ---

ISSUANCE OF COMMON STOCK (in July 2001)
                                              1,000,000           1,000         9,000           ---          10,000

ADDITIONAL PAID-IN CAPITAL, (in exchange
   for rent) (Note 4)                               ---             ---         1,983           ---           1,983

ADDITIONAL PAID-IN CAPITAL, (in exchange
   for compensation) (Note 6)                       ---             ---        10,000           ---          10,000

NET LOSS                                            ---             ---           ---       (13,624)        (13,624)
                                           ------------     -----------   -----------   -----------     -----------

BALANCE, December 31, 2001                    1,000,000     $     1,000   $    20,983   $   (13,624)    $     8,359
                                           ============     ===========   ===========   ===========     ===========



 See the accompanying notes to these financial statements

                           FILTERING ASSOCIATES, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

           PERIOD JULY 10, 2001 (INCEPTION) THROUGH DECEMBER 31, 2001




CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                                $        (13,624)
   Adjustments to reconcile net loss to net cash used in operating activities
     Rent provided in exchange for additional paid-in capital                                         1,983
     Executive services provided in exchange for additional paid-in capital                          10,000
                                                                                           ----------------

         Net cash used in operating activities                                                       (1,641)
                                                                                           ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of common stock                                                            10,000
                                                                                           ----------------

         Net cash provided by financing activities                                                   10,000
                                                                                           ----------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                             8,359

CASH AND CASH EQUIVALENTS, beginning of period                                                          ---
                                                                                           ----------------

CASH AND CASH EQUIVALENTS, end of period                                                   $          8,359
                                                                                           ================


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
 Cash paid during the period for interest                                                 $            ---
 Cash paid during the period for income taxes                                             $            ---

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
   During the period July 10, 2001 (inception) through December 31, 2001, the
     Company recorded additional paid-in capital of $1,983 and $10,000 for rent and executive services, respectively, provided by two stockholders.


 See the accompanying notes to these financial statements

                           FILTERING ASSOCIATES, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2001





NOTE 1 - COMPANY OPERATIONS

         Filtering Associates, Inc. (the "Company") was incorporated in the state of Nevada on July 10, 2001 to operate as a distributor of Internet filtering software. The Company has elected a December 31st fiscal year end.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting policies are summarized as follows:

         Cash and Cash Equivalents - For purposes of the balance sheets and statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three (3) months or less to be cash equivalents.

         Accounting Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Income Taxes - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         Development Stage - Filtering Associates, Inc. is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 7. The Company is in the process of developing a marketing plan to initiate the distribution of Internet filtering software. The Company currently has not generated any revenues from its distribution operations.

         The Company has experienced net losses since its inception and had an accumulated deficit of approximately $13,600 at December 31, 2001. Such losses are attributable to cash and non-cash losses resulting from costs incurred in the development of the Company's services and infrastructure. The Company expects operating losses to continue for the foreseeable future as it continues to develop and promote its services.

         Fair Value of Financial Instruments - SFAS No. 107, "Disclosure about Fair Value of Financial Instruments" ("SFAS 107") requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of November 30, 2001, the carrying value of cash and cash equivalents approximates fair value due to the short term nature of such instruments.

         Revenue Recognition - As mentioned in Note 1 the Company plans on being a distributor of Internet filtering software. The Company plans on selling software products developed by other companies to end-users. Revenues will be recognized when an agreement has been signed, the fees are fixed and determinable, collection of the fees is probable, delivery of the product has occurred and no other significant obligations remain.

         Start-up Activities - The Company has adopted the provisions of Statement of Position 98-5, "Reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities including organization costs be expensed as incurred.

         Loss Per Share of Common Stock - Basic and diluted loss per share is computed using shares of common stock issued to date. Consideration is also given in the dilutive loss per share calculation for the dilutive effect of common stock equivalents which might result from the exercise of stock options. However, for the period presented, there were no common stock equivalents.

         Accounting Pronouncements - In July 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), "Business Combinations," which is effective for business combinations initiated after June 30, 2001. SFAS 141 eliminates the pooling of interest method of accounting for business combinations and requires that all business combinations occurring after July 1, 2001 are accounted for under the purchase method. The Company has not been affected by SFAS 141.

         In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001. Early adoption is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been previously issued. SFAS 142 addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for in the financial statements upon their acquisition and after they have been initially recognized in the financial statements. SFAS 142 requires that goodwill and intangible assets that have indefinite useful lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their useful lives. SFAS 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. The Company has not been affected by SFAS 142.

         In July 2001, the FASB issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations." SFAS 143 established standards associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS 143 to have a material impact on its financial statements.

         In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment of long-lived assets to be disposed of. The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within these fiscal years, with early adoption encouraged. The Company does not expect SFAS 144 to have a material impact on its financial statements.


NOTE 3 - INCOME TAXES

         The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

         The components of the Company's income tax provision consist of:

         Federal and state taxes benefit                       $         (5,500)
         Change in valuation account                                      5,500
                                                               ----------------

                                                               $            ---
                                                               ================

         Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities as of November 30, 2001 are as follows:

         Deferred income taxes
             Capitalized start-up costs for tax purposes       $          5,500
             Valuation allowance                                         (5,500)
                                                               ----------------

                                                               $            ---
                                                               ================

NOTE 4 - RELATED PARTY TRANSACTIONS

         The Company is currently utilizing office space provided by the Company's president (a stockholder). During the period ended December 31, 2001, the Company has recorded rent expense of $1,983 which represents the Company's share of the office space being provided by the Company's president. The president has waived reimbursement of the allocated rent and has considered them as additional paid-in capital.

         As mentioned in Note 2, the Company is in its development stage. For the period ended December 31, 2001 the officers of the Company devoted time to the development process of the Company. Compensation expense totaling $10,000 has been recorded for the period ended December 31, 2001. The officers have waived reimbursement and have considered this amount as additional paid-in capital.


NOTE 5 - PREFERRED STOCK

         The Company is authorized to issue up to 5,000,000 shares of $0.001 par value preferred stock. The Board of Directors has the authority to issue the preferred stock, in one or more series, and to fix the rights, preferences, privileges and restrictions thereof without any further vote by the holders of common stock.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In December 2001, our Board of Directors appointed Lesley, Thomas, Schwarz & Postma, Inc., a professional accountancy corporation, to audit our financials statements from July 10, 2001, our date of formation, through December 31, 2001.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

Legal Matters
-------------

The validity of the issuance of the shares of common stock offered by us has been passed upon by the law firm of MC Law Group, located in Newport Beach, California.

Experts
-------

Our financial statements for the period from July 10, 2001, our date of formation, through December 31, 2001, appearing in this prospectus which is part of a registration statement have been audited by Lesley, Thomas, Schwarz & Postma, Inc. and are included in reliance upon such reports given upon the authority of Lesley, Thomas, Schwarz & Postma, Inc. as experts in accounting and auditing.

Additional Information
----------------------

This registration statement on Form SB-2 is being filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Information in this prospectus concerning the contents of any contract or any other document referred to is not necessarily complete. Reference is made in each instance to the copy of such contract or document filed as an exhibit to the registration statement. All of that information is qualified in all respects by such reference to such exhibit.

Part II - Information Not Required In Prospectus
------------------------------------------------

Indemnification of Directors and Officers
-----------------------------------------

Article Seventh of our Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Section 10 of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                $35.85
---------------------------------------- -------------------- ---------------
Blue Sky Fees                            Approximately             $1,100.00
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately             $5,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $2,500.00
======================================== ==================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In July 2001, we issued 500,000 shares of our common stock to Natalie Hoss, our president, secretary and one of our directors, in exchange for $5,000. We also issued 500,000 shares of our common stock to Mary Thompson, our treasurer and one of our directors, in exchange for $5,000. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended.

Exhibits
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------
1.                         Underwriting Agreement (not applicable)

3.1                        Articles of Incorporation*

3.2                        Bylaws*

5.                         Opinion Re: Legality*

8.                         Opinion Re: Tax Matters (not applicable)

10.1                       Reseller Agreement with DF3 Technologies, LLC.*

10.2                       Subscription Agreement**

11.                        Statement Re: Computation of Per Share Earnings***

15.                        Letter on unaudited interim financial information
                           (not applicable)

23.1                       Consent of Auditors

23.2                       Consent of Counsel****

* Included in registration statement on Form SB-2, which was filed on January 23, 2002.
** Included in registration statement on Form SB-2, Amendment No. 2, which was filed on June 20, 2002.
***      Included in Financial Statements
****     Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of Newport Beach, State of California, on August 30, 2002.

Filtering Associates, Inc.,
a Nevada corporation


/s/ Natalie Hoss                                            August 30, 2002
--------------------------------------------
Natalie Hoss
president, secretary,
principal executive officer and a director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


/s/ Natalie Hoss                                            August 30, 2002
--------------------------------------------
Natalie Hoss
president, secretary,
principal executive officer and a director


/s/ Mary Thompson                                           August 30, 2002
--------------------------------------------
Mary Thompson
treasurer, principal financial officer and a director